Exhibit 10.2

Execution Version

SUBSIDIARY GUARANTY
This SUBSIDIARY GUARANTY (this “Guaranty”), dated as of February 24, 2026, (the “Effective Date”), is executed and delivered by the Guarantors listed on the signature pages hereof (collectively, jointly, and severally, the “Guarantors” and each, individually, a “Guarantor”), in favor of Navy Capital Green Fund, LP, Navy Capital Green Co-Invest Fund, LLC, and Navy Capital Green Holdings II, LLC, together with their successors and assigns, (each , a “Holder” and collectively, the “Holders”), in light of the following:
WHEREAS, MariMed Inc., a Delaware corporation, (the “Issuer”), Holders, and certain other parties are concurrently entering into: (1) the Promissory Note 1 dated as of the date hereof in the original principal amount of Two Million Dollars ($2,000,000) (“Note 1”); (2) the Promissory Note 2 dated as of the date hereof in the original principal amount of Six Million Dollars ($6,000,000) (“Note 2”, together with Note 1, the “Notes”)); and (3) the Restructuring and Exchange Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Restructuring Agreement”). Note 1 is attached hereto as Exhibit A-1, and Note 2 is attached hereto as Exhibit A-2;
WHEREAS, in order to induce Holders to enter into the Notes and the other Transaction Documents and extend the financial accommodations to the Issuer pursuant to the Transaction Documents, and in consideration thereof, and in consideration of any notes or other financial accommodations heretofore or hereafter extended by the Holders to the Issuer pursuant to the Transaction Documents, each Guarantor has agreed to guarantee the Obligations (as defined below) under the Notes and the other Transaction Documents; and
WHEREAS, each Guarantor is a subsidiary or affiliate of the Issuer and, in consideration of the direct and indirect financial and other support and benefits that the Issuer has provided, and such direct and indirect financial and other support and benefits as the Issuer may in the future provide, to the Guarantors, and in consideration of the increased ability of each Guarantor to receive funds through contributions to capital, and for each Guarantor to receive funds through intercompany advances or otherwise, from funds provided to the Issuer pursuant to the Notes and the flexibility provided by the Notes for each Guarantor to do so, which significantly facilitates the business operations of the Issuer and each Guarantor, each of the Guarantors is willing to guarantee the Obligations pursuant to the terms and conditions set forth in this Guaranty.
NOW, THEREFORE, in consideration of the foregoing, each Guarantor hereby agrees as follows:
1.Definitions and Construction.
(a)Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Notes. The following terms, as used in this Guaranty, shall have the following meanings:

Execution Version

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) or any successor statute.
“Foreclosed Guarantor” has meaning set forth in Section 6(a)(ii).
“Guaranteed Obligations” means all of the Obligations now or hereafter existing, whether for principal, interest (including any interest that accrues after the commencement of an insolvency proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such insolvency proceeding), premiums, including any prepayment premium, extension fees, liabilities, obligations (including indemnification obligations), any other fees, charges, costs, expenses (including any fees or expenses that accrue after the commencement of an insolvency proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such insolvency proceeding), or otherwise, and any and all expenses (including reasonable and documented out-of-pocket counsel fees and expenses) incurred by any Holder in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, Guaranteed Obligations shall include all amounts that constitute part of the Guaranteed Obligations and would be owed by the Issuer to any Holder, but for the fact that they are unenforceable or not allowable, including due to the existence of a bankruptcy, reorganization, other insolvency proceeding or similar proceeding involving the Issuer or any other Guarantor.
“Indemnified Liabilities” has the meaning set forth in Section 15.
“Indemnified Person” has the meaning set forth in Section 15.
“Insolvency Event” means if all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold.
“Intercompany Indebtedness” means any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Guarantor.
“Obligations” means the Notes and all other advances, debts liabilities, obligations, covenants and duties owing, arising, due or payable from Issuer to Holders of any kind or nature, existing or future, arising under or issued pursuant to the Notes, and whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, existing on or after the date hereof and however acquired or extended, and whether or not of the same kind or quality or that relate to the same transactions or series of transactions, and all amendments, renewals, restatements, replacements, consolidations or other modifications of the foregoing from time to time. The term includes all principal, interest, fees, expenses and any other amounts chargeable to Issuer under the Notes.

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“Obligor” means the Issuer and each Guarantor, including the Guarantor asserting a claim.
“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.
“Transaction Documents” means collectively this Guaranty, the Restructuring Agreement, the Series B Certificate of Designation, the Notes, and all such other agreements, schedules, exhibits, certificates, and other documents contemplated hereby and thereby.
“Voidable Transfer” means any incurrence or payment of the Guaranteed Obligations, any obligation of a Guarantor under this Guaranty, or any transfer by any Guarantor to the Holders of any property of such Guarantor, in each case that is subsequently declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (including pursuant to any settlement entered into by any Holder in its discretion).
(b)Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms in this Guaranty refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Section, subsection, clause, schedule, and exhibit references herein are to this Guaranty unless otherwise specified. Any reference in this Guaranty to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. This Guaranty has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of each Guarantor and Holders. Any reference herein to the satisfaction, repayment, or payment in full of the Guaranteed Obligations shall mean the repayment in full in cash or immediately available funds of all of the Guaranteed Obligations other than contingent indemnification obligations which are not yet due and payable. Any reference herein to any person shall be construed to include such person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record. The captions and headings are for convenience of reference only and shall not affect the construction of this Guaranty.
2.Obligations. Each Guarantor hereby irrevocably and unconditionally guaranties to Holders, for the benefit of the Holders, as and for its own debt, until the final payment in full thereof, in cash, has been made, (a) the due and punctual payment of the Guaranteed Obligations, when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise and after the expiration of any applicable grace and notice period under the Notes; it being the intent of each Guarantor that the

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guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by the Issuer of all of the agreements, conditions, covenants, and obligations of the Issuer contained in the Notes. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.
3.Continuing Guaranty; Discharge Only Upon Payment in Full. Each of the Guarantors’ obligations hereunder shall constitute a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full in cash (other than contingent indemnification obligations which are not yet due and payable), at which time, subject to all the foregoing conditions, the guaranties made hereunder shall automatically terminate. This Guaranty includes Guaranteed Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof. To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guaranty as to future Guaranteed Obligations. If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Holders, (b) no such revocation shall apply to any Guaranteed Obligations in existence on the date of receipt by Holders of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of any Holder in existence on the date of such revocation, (d) no payment by any Guarantor, the Issuer, or from any other source, prior to the date Holders receive written notice of such revocation shall reduce the maximum obligation of such Guarantor hereunder, and (e) any payment by the Issuer or from any source other than such Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guaranteed Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of such Guarantor hereunder.
4.Performance Under this Guaranty. In the event that the Issuer fails to make any payment of any Guaranteed Obligations, on or prior to the due date thereof, or if the Issuer shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (b) of Section 2 of this Guaranty in the manner provided in the Notes, the Guarantors immediately shall cause, as applicable, such payment in respect of the Guaranteed Obligations to be made or such obligation to be performed, kept, observed, or fulfilled.
5.Primary Obligations.
(a)This Guaranty is a primary and original obligation of each Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions. Each Guarantor hereby agrees that it is directly, jointly and severally with any other Guarantor of the Guaranteed Obligations, liable to Holders, for the benefit of the Holders, that the obligations of each Guarantor hereunder are independent of the obligations of the Issuer or any other Guarantor, and that a separate action may be brought against each Guarantor, whether such action is brought against the Issuer or any other Guarantor or whether the Issuer or any other Guarantor is joined in such action. Each Guarantor hereby agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by any Holder of whatever remedies they may have against the Issuer or

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any other Guarantor. Each Guarantor hereby agrees that any release which may be given by a Holder to the Issuer or any other Guarantor shall not release or affect the obligations of such Guarantor hereunder. Each Guarantor consents and agrees that no Holder shall be under any obligation to marshal any property or assets of the Issuer or any other Guarantor in favor of such Guarantor, or against or in payment of any or all of the Guaranteed Obligations.
(b)Without limiting the generality of the foregoing clause (a), the obligations of each of the Guarantors hereunder shall not be released, discharged or otherwise affected by:
(i)any change in the corporate, partnership, limited liability company or other existence, structure or ownership of the Issuer or any other Guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or any other Guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of Issuer or any other Guarantor of any of the Guaranteed Obligations;
(ii)the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Issuer, any other Guarantor of any of the Guaranteed Obligations, any Holder or any other person, whether in connection herewith or in connection with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
(iii)the enforceability or validity of the Guaranteed Obligations or any part thereof under applicable law, or the genuineness, enforceability or validity of any agreement relating thereto, or any other invalidity or unenforceability relating to or against the Issuer or any other Guarantor of any of the Guaranteed Obligations (with the exception of any state or local laws, judgments or related decrees issued by any governmental authority relating to the cultivation, manufacture, development, distribution or sale of cannabis), for any reason related to the Notes, or any provision of applicable law purporting to prohibit the payment by the Issuer or any other Guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations;
(iv)the election by, or on behalf of, any one or more members of the Holders, in any proceeding instituted under, the Bankruptcy Code, or any other applicable federal, state, provincial, municipal, local or foreign law relating to such matters;
(v)any borrowing or grant of a security interest by the Issuer, as debtor-in- possession, under Section 364 of the Bankruptcy Code or any other applicable federal, state, provincial, municipal, local or foreign law relating to such matters;
(vi)the disallowance, under Section 502 of the Bankruptcy Code or any other applicable federal, state, provincial, municipal, local or foreign law relating to such matters, of all or any portion of the claims of the Holders for repayment of all or any part of the Guaranteed Obligations;
(vii)the failure of any other Guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof, solely to the extent such signature is required pursuant to the terms hereof or the Notes; or
(viii)any other act or omission to act or delay of any kind by the Issuer, any other Guarantor of the Guaranteed Obligations, any Holder or any other person or any other circumstance whatsoever which might, but for the provisions of this Section 5(b), constitute a

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legal or equitable discharge of any Guarantor’s obligations hereunder or otherwise reduce, release, prejudice or extinguish its liability under this Guaranty.
6.Waivers.
(a)To the fullest extent permitted by applicable law, each Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Notes, or the creation or existence of any Guaranteed Obligations; (iii) notice of the amount of the Guaranteed Obligations, subject, however, to such Guarantor’s right to make inquiry of Holders to ascertain the amount of the Guaranteed Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of the Issuer or of any other fact that might increase such Guarantor’s risk hereunder; (v) notice of presentment for payment, intent to accelerate, acceleration, demand, protest, and notice thereof as to any instrument among the Notes; (vi) notice of any default or Event of Default under any of the Notes; and (vii) all other notices (except if such notice is specifically required to be given to such Guarantor under this Guaranty) and demands to which such Guarantor might otherwise be entitled.
(b)To the fullest extent permitted by applicable law, each Guarantor hereby waives the right by statute or otherwise to require any Holder to institute suit against the Issuer or any other Guarantor or to exhaust any rights and remedies which any Holder has or may have against the Issuer or any other Guarantor. In this regard, each Guarantor agrees that it is bound to the payment of each and all Guaranteed Obligations, whether now existing or hereafter arising, as fully as if the Guaranteed Obligations were directly owing to Holders or the Holders, as applicable, by such Guarantor. Each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid in full in cash, to the extent of any such payment) of the Issuer or by reason of the cessation from any cause whatsoever of the liability of the Issuer in respect thereof.
(i)To the fullest extent permitted by applicable law, each Guarantor hereby waives: (A) any right to assert against any Holder any defense (legal or equitable), set-off, counterclaim, or claim which each Guarantor may now or at any time hereafter have against the Issuer or any other party liable to any Holder (including but not limited to the appointment of a receiver, and the identity thereof); (B) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations; (C) any right or defense arising by reason of any claim or defense based upon an election of remedies by any Holder, including any defense based upon an impairment or elimination of such Guarantor’s rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against the Issuer or other Guarantors or sureties; (D) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder and (E) any election by the Holders under the Bankruptcy Code to limit the amount of, or any collateral securing, its claim against the Guarantors.
(ii)No Guarantor will exercise any rights that it may now or hereafter acquire against any Guarantor or any other Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Holders or any other member of the Holders against any

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Guarantor or any other Guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Guarantor or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and all of the commitments have been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Holders, for the benefit of the Holders, and shall forthwith be paid to Holders to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Notes, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. Notwithstanding anything to the contrary contained in this Guaranty, no Guarantor may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Guarantor (the “Foreclosed Guarantor”), including after payment in full of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the equity interests of such Foreclosed Guarantor whether pursuant to this Guaranty or otherwise.
(c)Each Guarantor waives any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by the Holders; or (ii) any election by the Holders under the Bankruptcy Code, to limit the amount of, or any collateral securing, its claim against the Guarantors.
7.Releases. Each Guarantor consents and agrees that, without notice to or by such Guarantor and without affecting or impairing the obligations of such Guarantor hereunder, any Holder may, by action or inaction, compromise or settle, shorten or extend the Maturity Date or any other period of duration or the time for the payment of the Obligations, or discharge the performance of the Obligations, or may refuse to enforce the Obligations, or otherwise elect not to enforce the Obligations, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of the Notes, or may grant other indulgences to the Issuer or any other Guarantor in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Obligations or the Notes (including any increase or decrease in the principal amount of any Obligations or the interest, fees or other amounts that may accrue from time to time in respect thereof).
8.Subordination of Intercompany Indebtedness. Each Obligor agrees that any claims and all claims of such Obligor against any other Obligor hereunder with respect to any Intercompany Indebtedness, any endorser, obligor or any other Guarantor of all or any part of the Guaranteed Obligations, or against any of its properties, shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations; provided that, as long as no Event of Default has occurred and is continuing, such Guarantor may receive payments of principal and interest from any Obligor with respect to Intercompany Indebtedness. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Holders in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to the Notes have been terminated. Any Insolvency Event and any Intercompany Indebtedness shall be paid or delivered directly to Holders for application on any of the Guaranteed Obligations, due or to become due, until such

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Guaranteed Obligations shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations and the termination of all financing arrangements pursuant to the Notes among the Issuer and the Holders, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Holders and shall forthwith deliver the same to Holders, for the benefit of the Holders, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Holders. If any such Guarantor fails to make any such endorsement or assignment to Holders, Holders or any of its officers or employees is irrevocably authorized to make the same. Each Guarantor agrees that until the Guaranteed Obligations have been paid in full (in cash) and satisfied and all financing arrangements pursuant to the Notes among the Issuer and the Holders have been terminated, no Guarantor will assign or transfer to any person (other than Holders) any claim any such Guarantor has or may have against any Obligor.
9.Limitation of Guaranty. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.
10.Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Issuer or any of the Issuer, all such amounts otherwise subject to acceleration under the terms of the Notes shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by Holders.
11.No Election. The Holders shall have the right to seek recourse against each Obligor to the fullest extent provided for herein and no election by any Holder to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the any Holder’s right to proceed in any other form of action or proceeding or against other parties unless such Holder, has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Holders under any document or instrument evidencing the Guaranteed Obligations shall serve to diminish the liability of any Obligor under this Guaranty except to the extent that the Holders finally and unconditionally shall have realized indefeasible payment in full of the Guaranteed Obligations by such action or proceeding.
12.Revival and Reinstatement. If the incurrence or payment of the Guaranteed Obligations or the obligations of such Guarantor under this Guaranty by such Guarantor or the transfer by any Guarantor to Holders of any property of such Guarantor should for any reason subsequently be declared a Voidable Transfer, and if the Holders are required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Holders are required or elects to repay or restore, and as to all reasonable costs and expenses, and reasonable and documented out- of-pocket attorneys’ fees of the Holders related thereto, the liability of the

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Guarantors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.
13.Financial Condition. Each Guarantor represents and warrants to the Holders that it is currently informed of the financial condition of the Issuer, the other Guarantors and any and all endorsers and/or other Guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor further represents and warrants to the Holders that it has read and understands the terms and conditions of the Notes. Each Guarantor hereby covenants that it will continue to keep itself informed of the Issuer’s financial condition, the financial condition of other Guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations. Each Guarantor hereby agrees that none of the members of the Holders shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Holder, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, Holders shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Holder, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to update such information or make any other or future disclosures of such information or any other information to such Guarantor.
14.Payments; Application. All payments to be made hereunder by any Guarantor shall be made in dollars, in immediately available funds, and without deduction (except as otherwise required by applicable law) or offset and shall be applied to the Guaranteed Obligations in accordance with the terms of the Notes.
15.Indemnification. Each Guarantor party hereto shall pay, indemnify, defend, and hold each Holder, its affiliates, officers, directions, employees, attorneys, and agents (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable, documented fees and out-of-pocket expenses of attorneys, experts, brokers or consultants and all other costs and reasonable expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery incurred in advising, structuring, drafting, reviewing, administering, amending, waiving or otherwise modifying any Note, to the extent covered by the indemnification rights and obligations under this Section 15, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Guaranty, the Notes, or the transactions contemplated hereby or thereby or the monitoring of Issuer’s compliance with the terms of the Notes, (b) with respect to any investigation, litigation, or proceeding related to this Guaranty, any of the Notes, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, Issuer shall not have any obligation to any Indemnified Person with respect to any Indemnified Liability that a court of competent jurisdiction determines pursuant to a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Guaranty.

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16.Setoff. At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), the Holders may, without notice to the Guarantors, set off and apply toward the payment of all or any part of the Guaranteed Obligations any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated at any time held) and other obligations at any time owing by any Holder or any of their affiliates to or for the credit or the account of any Guarantor against any of and all the Guaranteed Obligations, irrespective of whether or not such Holder shall have made any demand under this Guaranty and although such obligations may be unmatured. The rights of Each Holder under this Section 16 are in addition to other rights and remedies (including other rights of setoff) which such Holder may have.
17.Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, facsimile (with receipt confirmed by telephone) or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:
18.if to the Obligors, to:
MariMed Inc.
10 Oceana Way
Norwood, MA 02062
Attention: Jon Levine
Telephone: (781) 559-8713
Email: jlevine@marimedadvisors.com
with copies to:
19.Kurzman Eisenberg Corbin & Lever, LLP
One North Broadway, 12th Floor
White Plains, NY 10601
Attention: Kenneth S. Rose
Telephone: (914) 993-6051
20.Email: krose@kelaw.com
or to such other person at such other place as an Obligor shall designate in writing; and
if to Navy, to:
c/o Navy Capital, LLC
747 Third Avenue
35th Floor
New York, New York 10017
Attn: Chetan Gulati
E-mail: chetan@chetangulati.com

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with a copy to:
Feuerstein Kulick LLP
420 Lexington Avenue, Suite 2024
New York, New York 10170
Attn: Samantha Gleit
E-mail: samantha@dfmklaw.com
or at such other address as may have been furnished to the Obligors in writing.
21.No Waiver; Cumulative Remedies. No remedy under this Guaranty, or under the Notes, is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Notes, and those provided by law. No delay or omission by the Holders to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of any Holder on behalf thereof, to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.
22.Severability of Provisions. Each provision of this Guaranty shall be severable from every other provision of this Guaranty for the purpose of determining the legal enforceability of any specific provision.
23.Entire Agreement; Amendments. This Guaranty constitutes the entire agreement between each Obligor and the Holders pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by each Obligor and the Holders. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.
24.Successors and Assigns. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of each Holder; provided, however, no Guarantor shall assign this Guaranty or delegate any of its duties hereunder without Holders’ prior written consent and any unconsented to assignment shall be absolutely null and void. In the event of any assignment, participation, or other transfer of rights by the Holders in compliance with Section 11(c) of the Notes, the rights and benefits herein conferred upon the Holders shall automatically extend to and be vested in such assignee or other transferee.
25.No Third Party Beneficiary. This Guaranty is solely for the benefit of each Holder and each of their successors and assigns and may not be relied on by any other person.
26.Incorporation by Reference. The terms of the Notes with respect to Sections 14 (Governing Law), 15 (Waiver of Jury Trial; Consent to Jurisdiction), and 16 (Headings) are incorporated herein by reference, mutatis mutandis, in each case substituting references to Issuer with references to Guarantor or Obligor, as applicable, and the parties hereto agree to such terms.

3011 a08/06/24	-11-

Execution Version

27.Execution in Counterparts. This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
28.Agreement to be Bound. Each Guarantor hereby acknowledges that such Guarantor has received a copy of the Notes and agrees to be bound by each and all of the terms and provisions of the Notes applicable to such Guarantor. Without limiting the generality of the foregoing, by its execution and delivery of this Guaranty, each Guarantor hereby makes to the Holders each of the representations and warranties set forth in the Notes applicable to such Guarantor fully as though such Guarantor were a party thereto, and such representations and warranties are incorporated herein by this reference, mutatis mutandis. In addition to the foregoing, each of the Guarantors covenants that, so long as there are any outstanding amounts payable under the Notes or any other Obligations (other than contingent indemnification obligations which are not yet due and payable) shall remain unpaid, it will, and, if necessary, will use commercially reasonable efforts to cause the Issuer to fully comply with those covenants and agreements of the Issuer applicable to such Guarantor set forth in the Notes.
29.New Subsidiaries. Any subsidiary of the Issuer formed after the Effective Date (whether by acquisition or creation) that acquires any assets or undertakes any business operations, must enter into this Guaranty by executing a joinder to this Guaranty and delivering such joinder to the Holders within 15 Business Days of such acquisition or creation. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor hereunder.
30.Conflict. In the event of a conflict of the terms or provisions of this Guaranty and the Notes, the terms and provisions of the Notes shall govern.
[Signature pages to follow]

3011 a08/06/24	-12-

Execution Version

IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date first written above.
ISSUER:

MARIMED INC.

                        By: /s/Jon Levine
Jon Levine, Chief Executive Officer
GUARANTORS:

FIRST STATE COMPASSION CENTER, INC.

                        By: /s/Jon Levine
Jon Levine, Chief Executive Officer

KPG of ANNA, LLC

                        By: /s/Jon Levine
Jon Levine, Manager

KPG of HARRISBURG, LLC

                        By: /s/Jon Levine
Jon Levine, Manager

GREEN GROWTH GROUP INC.

                        By: /s/Jon Levine
Jon Levine, Chief Executive Officer
[signatures continued on following page]

3011 a08/06/24	-13-	[Signature Page to Subsidiary Guaranty]

Execution Version

ALL GREENS DISPENSARY LLC

                        By: /s/Jon Levine
Jon Levine, Manager

MARIMED OH LLC

                        By: /s/Jon Levine
Jon Levine, Manager

HOLDERS:

NAVY CAPITAL GREEN FUND, LP
NAVY CAPITAL GREEN CO-INVEST FUND, LLC
NAVY CAPITAL GREEN HOLDINGS II, LLC

By:    Navy Capital Green Management, LLC,
as discretionary fund manager

By: /s/Chetan Gulati ________________
Name: Chetan Gulati
Title: Managing Member

3011 a08/06/24	-14-	[Signature Page to Subsidiary Guaranty]

a08/06/24